                                                                   EXHIBIT 10.6

                                CELLULAR SYSTEM

                 INSTALLATION & OPTIMIZATION SERVICES AGREEMENT

                                    BETWEEN

                                 MOTOROLA, INC.

                                      AND

                              BECET INTERNATIONAL


                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
ASSIGNMENT...................................................................11
AUTHORITY....................................................................13
CHANGES......................................................................11
CONFIDENTIALITY.............................................................. 8
COUNTERPARTS.................................................................15
COVENANT NOT TO EMPLOY.......................................................14
DEFINITIONS.................................................................. 1
ENTIRE AGREEMENT.............................................................14
EXPORT CONTROLS..............................................................12
FORCE MAJEURE................................................................ 8
GOVERNING LAW................................................................11
INDEMNIFICATION; LIMITATION OF LIABILITY..................................... 9
LANGUAGE OF AGREEMENT........................................................12
NOTICE.......................................................................12
OBLIGATIONS OF CUSTOMER...................................................... 4
OBLIGATIONS AND REPRESENTATIONS OF MOTOROLA.................................. 5
ORDER OF PRECEDENCE..........................................................10
PAYMENT AND PRICING.......................................................... 6
RECITALS..................................................................... 1
SCOPE OF AGREEMENT; IMPLEMENTATION........................................... 4
SEVERABILITY.................................................................13
SIGNATURES...................................................................15
SURVIVAL OF PROVISIONS.......................................................13
TERM.........................................................................13
TERMINATION.................................................................. 9
TRADEMARK AND PUBLICITY...................................................... 8
UNITED STATES OF AMERICA ("U.S.") - GOVERNMENT COMPLIANCE....................14
WAIVER.......................................................................13
WARRANTIES................................................................... 7

                                CELLULAR SYSTEM

                 INSTALLATION & OPTIMIZATION SERVICES AGREEMENT

                                    BETWEEN

                                 MOTOROLA, INC.

                                      AND

                              BECET INTERNATIONAL

                               TABLE OF CONTENTS
                               -----------------
                                  (CONTINUED)

        EXHIBIT "A"      -  SERVICES AND PRICE LIST

        EXHIBIT "B1"     -  APPENDIX "S" - SITE STANDARDS

        EXHIBIT "B2"     -  COVERAGE MAP

        EXHIBIT "C"      -  ACCEPTANCE TEST PLANS

        EXHIBIT "D3"     -  ENGINEERING

        EXHIBIT "E3"     -  CELLULAR SYSTEM MAINTENANCE

        EXHIBIT "G"      -  TRAINING

        EXHIBIT "I"      -  CRITICAL PATH NETWORK

        EXHIBIT "J"      -  ADDED FUNCTIONS

                                CELLULAR SYSTEM


                 INSTALLATION & OPTIMIZATION SERVICES AGREEMENT

           This Cellular System Installation & Optimization Services Agreement ("IOS Agreement") is between Motorola, Inc., a Delaware corporation, by and through its Cellular Infrastructure Group, with offices at 1501 W. Shure Drive, Arlington Heights, Illinois 60004 ("Motorola"), which term shall also mean, where the context requires, Motorola subsidiaries or subcontractors involved in providing services or materials for this IOS Agreement) and BECET International, an Kazakhstan company with offices at 480002, Almaty, Zhurgeneva Street, #9, Kazakhstan ("Customer").

                                   RECITALS:

      1. Customer has obtained or will obtain a license to operate a cellular radiotelephone system in Kazakhstan (hereinafter called "Area").

      2. Motorola desires to sell and Customer desires to purchase Installation & Optimization Services for the Cellular System (as hereinafter defined) as set forth in this IOS Agreement and in the attached Exhibits, all of which are incorporated herein.

                                   AGREEMENT:

           Now, therefore, in consideration of the mutual obligations herein contained, the parties agree as follows:

      1. DEFINITIONS (capitalized terms used within a definition are defined in this Section in alphabetical order). Defined terms will be capitalized throughout this I0S Agreement and will be read in the singular, plural or the tense as the context requires.

           ACCEPTANCE TEST PLAN

           The testing described and administered as set forth in Exhibit "C".

           ANCILLARY NETWORK EQUIPMENT ("ANE")

           The minor non-Motorola-manufactured equipment provided by Motorola as specifically set forth in Exhibit "A" or provided by Customer, as appropriate (e.g. antennas, power supplies, coaxial cable, microwave, channel banks, etc.).

           CELLULAR SYSTEM

           The cellular radiotelephone system comprised of the ANE, FNE, SFE, the Software licensed and Services provided by Motorola pursuant to the Purchase Agreement entered into by and between Motorola and Customer dated <_______> and set forth in Exhibit "A".

           COMMERCIAL SERVICE

           The point at which the Cellular System or any portion thereof is functional and operative and has one or more Subscribers.

           CONDITIONAL ACCEPTANCE AND FINAL ACCEPTANCE

           "Conditional Acceptance" shall occur at the earlier of that point in time when (i) Customer places the Initial Cellular System into Commercial Service or (ii) successful completion of the Acceptance Test Plan. Successful completion of the Acceptance Test Plan shall occur and be evidenced by completion of the Acceptance Test Plan with no Service Affecting or Performance Affecting failures as defined Exhibit "C" of the IOS Agreement. "Final Acceptance" shall occur and be evidenced by a notice signed by Customer at that point in time when all Punchlist items have been resolved.

           With respect to Expansion Product, and in the event Customer enters into an agreement for Installation and Optimization Services prior to the date of shipment, Conditional and Final Acceptance shall occur in the same manner as provided above with respect to the Initial Cellular System. In the event Customer does not enter into an agreement for Installation and Optimization Services, Final Acceptance shall occur concurrently with the shipment date of each such Expansion Product.

           CONFIDENTIAL INFORMATION

           That information which is marked appropriately as confidential or, if in oral or verbal form is identified as confidential at the time of disclosure and confirmed in writing within thirty (30) days of such disclosure and shall include, without implied limitation, formulas, processes, designs, photographs, plans, samples, equipment, equipment performance reports, subscriber lists, pricing information, studies, findings, inventions, ideas, drawings, schematics, sketches, specifications, parts lists, technical data, data bases, Software in any form, Customer requests under Exhibit "J", flow charts, algorithms, and other business and technical information. Excluded from Confidential Information is that which the recipient had in its possession without confidential limitation prior to disclosure, which is independently developed by either party without breach of this IOS Agreement, which is known or becomes known to the general public without breach of this IOS Agreement or which is received rightfully and without confidential limitation from a third party.

           CRITICAL PATH NETWORK

           The schedule set forth in Exhibit "I".

           EXPANSION PRODUCT

           All ANE, FNE, SFE and Software purchased to add to or expand the Initial Cellular System.

           FIXED NETWORK EQUIPMENT ("FNE")

           The Cellular System Equipment supplied by Motorola to Customer pursuant to the Purchase Agreement referred to below.
           Non-Motorola-manufactured equipment which is not integral to the cell site radio and control suites is excluded from FNE, as is Subscriber Equipment.

           INITIAL CELLULAR SYSTEM

           The Cellular System at the point of first Acceptance (Conditional or Final, as the case may be), as may be further defined in Exhibit "A".

           INSTALLATION & OPTIMIZATION SERVICES AGREEMENT ("IOS AGREEMENT")

           This Cellular System Installation & Optimization Services Agreement and the Exhibits thereto.

           INTERCONNECTED CARRIER

           Any local exchange carrier, inter-exchange carrier or reseller of local or inter-exchange service that is connected to the Cellular System.

           INTERCONNECTION FACILITIES

           The facilities connecting the MSC to the switched network of any Interconnected Carrier including termination facilities such as protected termination blocks, end office termination repeaters and customer service units to permit direct connection to the Cellular System.

           PUNCHLIST

           That list prepared during the Acceptance Test Plan and prior to Conditional Acceptance which sets forth those mutually agreed items, if any, to be resolved by Motorola before Final Acceptance of the Initial Cellular System or Final Acceptance of Expansion Product, as the case may be.

           SERVICES

           Those Motorola functions included in this IOS Agreement including, but not limited to, system design, installation, optimization, system engineering, program management, Basic Subscription Service, Depot Maintenance, Software Maintenance, On-Site switch and Cell Site Maintenance, training and such other functions as may be more fully set forth in Exhibit "A".

           SITE

           Each of the cell site locations comprising the Cellular System, including the location that houses the EMX.

           SOFTWARE

           The object-code computer programs, including Firmware object code, licensed by Motorola for use solely in conjunction with the FNE and SFE, which enables the FNE and SFE to perform their functions and procedures in accordance with the specifications set forth in Exhibit "B1". Any reference to Software being "sold" or "purchased" is understood in fact to be a reference in fact to the Software being licensed.

           SUBCONTRACTOR FURNISHED EQUIPMENT ("SFE")

           The major non-Motorola-manufactured equipment provided by Motorola to Customer that is acquired by Motorola under a separate agreement and for which Motorola takes system responsibility.

           SUBSCRIBER

           A person who uses the Cellular System entitling Customer to revenue.

           SUBSCRIBER EQUIPMENT

           Any mobile or portable radiotelephone equipment intended for Cellular System use, whether or not in actual use.

           SWITCH

           The Motorola-provided switching equipment that routes calls from Subscriber Equipment to the called party (and vice versa), coordinates the handoff process and records system traffic.

           TIMEFRAME

           The interval between the starting date and the completion date for a particular activity as set forth on the Critical Path Network.

      2.   SCOPE OF AGREEMENT; IMPLEMENTATION

           2.1 Motorola shall furnish to Customer and Customer shall purchase from Motorola the Installation and Optimization Services, post-acceptance and other related Services for the Cellular System as defined herein and within Exhibit "A" and, at Customer's option, Installation & Optimization Services for Expansion Product.

           2.2 Customer may not cancel any of the services set forth in the Initial Cellular Systems Exhibit "A" associated with Phases 1 and 2 for Almaty. In the event Customer cancels any of the additional services set forth in the Initial Cellular Systems Exhibit "A" within thirty (30) days prior to mobilization of such services, Customer shall pay a demobilization fee equal to twenty percent (20%) of the price of such portion of services so canceled.

           2.2 This IOS Agreement and Exhibit "A" may be canceled only upon the terms and conditions contained herein.

           2.3 The Initial Cellular System shall be implemented as set forth in the Program Manager's Critical Path Network, Exhibit "I".

      3.   OBLIGATIONS OF CUSTOMER

           Customer shall:

           3.1 Procure necessary construction permits and station licenses together with such other authorizations as may be required to construct and operate the Cellular System, including without implied limitation, Site building permits, zoning variances and the like, from appropriate authorities as well as assist in procuring necessary permits, licenses, visas, etc. as may be needed for Motorola personnel to travel to and stay in the Area in order to implement this IOS Agreement.

           3.2 Make all legal arrangements that may be required with Site owners to construct and operate each Site in accordance with the provisions of this IOS Agreement.

           3.3 Bear the costs of its own legal fees, Site acquisition, Interconnection Facilities, telephone and utility charges and other services and items being supplied by Customer under this IOS Agreement.

           3.4 Negotiate in good faith the Critical Path Network and adhere to the schedule for performance of the responsibilities set forth therein.

           3.5 Negotiate in good faith a Punchlist, if needed, for the Initial Cellular System and Expansion Product prior to Conditional Acceptance thereof.

           3.6 Purchase the Software Upgrade Program as set forth in Schedule B of Exhibit "E3" for each subsequent year following the initial year's term during the term of this IOS Agreement for the price set forth in an Exhibit "A" Amendment.

           3.7 Assume the responsibilities for interfacing with appropriate Interconnected Carriers and other providers for the provision of Interconnection Facilities, electrical power and Customer-supplied equipment in accordance with the Critical Path Network. Additionally, Customer shall be responsible for providing all transmission links necessary for the proper interconnection of the Cellular System, including by way of example and not of limitation, microwave links.

           3.8 Assume responsibility for diagnosis, analysis or isolation and remedy of problems in the Interconnection Facilities or at the Interconnected Carrier side of the interface with the Cellular System.

           3.9 Complete the dial plan questionaire and furnish the signaling specification to Motorola in accordance with the Critical Path Network.

           3.10  Make the payments according to the schedule set forth in
                 Section 5 of this IOS Agreement.

           3.11 Not unreasonably withhold or delay either Conditional or Final Acceptance.

           3.12 Assume responsibility for the lawful operation of the Cellular System.

           3.13 No later than the date set forth on the Critical Path Network for the start of Acceptance Testing, appoint for the Cellular System an authorized contact for Motorola.

           3.14 Perform all of its other obligations set out in this IOS Agreement and the Exhibits attached hereto.

      4.   OBLIGATIONS AND REPRESENTATIONS OF MOTOROLA

           With regard to installing and optimizing the Initial Cellular System only, Motorola shall:

           4.1   Give assistance to facilitate the interface described in
                 Section 3.8 above as may reasonably be requested by Customer at Motorola's then current price.

           4.2 Conduct an analysis to determine the required material, effort, and Services necessary for the installation and optimization of the Cellular System.

           4.3 Take primary responsibility for the implementation of the Initial Cellular System in the role of prime contractor. Motorola's responsibilities as prime contractor shall include providing all necessary system integration Services.

           4.4 Install and adjust the Initial Cellular System to the standards set out in Exhibits "B1", "C" and "D3".

           4.5 Negotiate in good faith the Critical Path Network and adhere to the schedule for performance of the responsibilities set forth therein.

           4.6 The Cellular System shall be constructed in conformity with all applicable laws and all rules and regulations promulgated pursuant thereto.

           4.7 Provide a Software Upgrade Program to Customer for one year from the date of Conditional Acceptance in accordance with the terms of Schedule B of Exhibit "E3" and thereafter for the price set forth in Exhibit "A" or an Exhibit "A" Amendment, whichever is appropriate.

      5.   PAYMENT AND PRICING

           Customer shall pay to Motorola the price for the installation and optimization of the Cellular System and other related Services, as set forth in Exhibit "A", in U.S. dollars (except as may be specifically set forth below) and according to the following terms and payment schedules:

           5.1  GENERAL PAYMENT TERMS

                5.1.1 Customer shall be invoiced one hundred percent (100%) for
                      Services rendered upon their completion.

                5.1.2 Payment for all service and materials shall be net thirty
                      (30) days from invoice date.

                5.1.3 Customer shall be responsible for the payment of all applicable sales, use, retailers occupation, excise, property, and other assessments in the nature of taxes however designated, on the Products and Services provided to Customer pursuant to this Agreement, exclusive however, of any taxes measured by Motorola's net income or based on Motorola's franchise. Personal property taxes assessable on the Products shall be the responsibility of Customer. To the extent Motorola is required by law to collect such taxes (state or local), one hundred percent (100%) thereof shall be added to invoices as separately stated charges and paid in full by Customer, unless the Customer is exempt from such taxes and furnishes Motorola with a certificate of exemption in a form reasonably acceptable to Motorola. In the event Customer claims exemption from sales, use or other such taxes under this Agreement, Customer shall hold Motorola harmless from any and all subsequent assessments levied by a proper taxing authority for such taxes, including interest, penalties and late charges.

                5.1.4 For any amount due hereunder which remains unpaid,
                      Customer shall pay Motorola a service fee at the rate of one and one-half percent (1-1/2%) of the amount due for each month or portion thereof that the amount remains unpaid.

                5.1.5 In the event that any of the Sites are not ready, or necessary utilities (power, telephone, etc.) are not available at the time set forth in the Critical Path Network, Motorola reserves the right to charge Customer the current rate per man per day lost due to such Site unavailability. If the delay continues for more than forty-eight (48) hours, Motorola shall, in its sole discretion, make a determination whether or not to withdraw its personnel and reschedule the installation and optimization activities for a later date. If the personnel are withdrawn, Customer agrees to pay all reasonable travel charges associated with the withdrawal and rescheduling of the Services.

                5.1.6 The total price for the Installation and Optimization
                      Services for the Initial Cellular System and other related Services are set forth in Exhibit "A".

           5.2  TRAINING

                Upon completion by Customer's personnel of the training programs described in Exhibit "G", Customer shall pay one hundred percent (100%) of the program price for each Customer trainee as set forth in Exhibit "A".

      6.   WARRANTIES

           6.1  COVERAGE WARRANTY

                Upon condition that Motorola has performed a coverage survey and has generated a coverage map (which will be attached hereto as Exhibit "B2"), Motorola represents and warrants that the Cellular System furnished hereunder shall at the time of Conditional Acceptance provide on-street three-watt mobile radiotelephone coverage at a 90/90 level of performance in conformity with said coverage map and engineering specifications contained in Exhibits "B1" and "B2". "90/90 level of performance" shall mean successful completion of at least 90% of the calls attempted within 90% of the coverage area depicted on said coverage map.

           6.2  SERVICES WARRANTY

                Motorola represents and warrants that all Services provided hereunder will be performed in a good and workmanlike manner and in accordance with Motorola's specifications. In the event that Customer reasonably determines that any work has not been performed in a good and workmanlike manner or in accordance with the specifications, Customer shall promptly notify Motorola. If Motorola determines that the Services were defective, then Motorola shall take prompt remedial action to repair or replace the defective Services at Motorola's cost and expense.

           6.3 THE WARRANTIES IN THIS AGREEMENT ARE GIVEN IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE SPECIFICALLY EXCLUDED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES; PROVIDED, HOWEVER, THAT IF THE LAW OF ANY JURISDICTION APPLICABLE TO THIS AGREEMENT DOES NOT PERMIT SUCH DAMAGES TO BE COMPLETELY DISCLAIMED, THIS CLAUSE SHALL BE INTERPRETED AS NECESSARY TO GIVE MOTOROLA THE FULL BENEFIT OF ANY DISCLAIMER OR LIMITATION OF SAID DAMAGES AS PERMITTED UNDER SUCH LAW. FURTHERMORE, BECAUSE EACH CELLULAR RADIOTELEPHONE SYSTEM IS UNIQUE, MOTOROLA DISCLAIMS LIABILITY FOR RANGE, COVERAGE, SUBSCRIBER CAPACITY, SERVICE LEVEL OR OPERATION OF THE CELLULAR SYSTEM, AS A WHOLE, EXCEPT AS SPECIFICALLY SET FORTH IN THE WARRANTIES CONTAINED IN THIS AGREEMENT.

      7.   CONFIDENTIALITY

           7.1 From time to time during the performance of this IOS Agreement, the parties may deem it necessary to provide each other with Confidential Information. The parties agree:

                 7.1.1 To maintain the confidentiality of such Confidential Information and not disclose same to any third party, except as authorized by the original disclosing party in writing.

                 7.1.2 To restrict disclosure of Confidential Information to employees who have a "need to know". Such Confidential Information shall be handled with the same degree of care which the receiving party applies to its own confidential information but in no event less than reasonable care.

                 7.1.3 To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees who handle such Confidential Information that it is confidential and not to be disclosed to others.

                 7.1.4 That Confidential Information is and shall at all times remain the property of the disclosing party. No use of any Confidential Information is permitted except as otherwise provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.

                 7.1.5 To use such Confidential Information only as required in performance of this IOS Agreement.

           7.2 Except as may be required by applicable law, Customer shall not disclose to any third party the contents of this IOS Agreement, the Exhibits or any amendments hereto or thereto for a period of two (2) years from the date of execution hereof without the prior written consent of Motorola.

      8.   TRADEMARK AND PUBLICITY

           Nothing contained in this IOS Agreement shall be construed as conferring any right to use any name, trademark or other designation of either party hereto, including any contraction, abbreviation, or simulation of any of the foregoing, in advertising, publicity or marketing activities. Any publicity, advertising, etc. with regard to this IOS Agreement or the Cellular System which mentions the other party shall be mutually agreed upon prior to use.

      9.   FORCE MAJEURE

           9.1 Neither party shall be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform when caused by any of the following which are beyond the actual control of the delayed party:

                 9.1.1 Acts of God, acts of the public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities, strikes or other labor disturbances, hurricanes, earthquakes, fires, floods, epidemics, embargoes, war, riots, delays in transportation, car shortages, and loss or damage to goods in transit; or

                 9.1.2 Inability on account of causes beyond the reasonable control of the delayed party or its suppliers to obtain necessary products, components, services or facilities.

           9.2 In the event of any such delay the date of delivery or of performance shall be extended for a period equal to the effect of time lost by reason of the delay.

      10.  TERMINATION

           10.1 Either party may terminate this IOS Agreement without liability by notice pursuant to Section 18 if the other makes a general assignment for the benefit of creditors, or if a petition in bankruptcy or under any insolvency law is filed by or against the other and such petition is not dismissed within sixty (60) days after it has been filed or the other commits a material breach of its obligations hereunder. However, in the case of any such breach which is capable of being cured, neither party shall terminate this IOS Agreement unless and until the other shall have failed to make good such default within thirty (30) days after it shall have been served with a notice requiring that such default be made good and stating its intention to terminate the IOS Agreement if compliance with the notice is not met.

           10.2 The termination of this IOS Agreement shall not affect or prejudice any provisions of this IOS Agreement which are expressly or by implication provided to continue in effect after such termination.

      11.  INDEMNIFICATION; LIMITATION OF LIABILITY

           During the term of this IOS Agreement, the parties shall indemnify and hold harmless each other together with their officers, agents and employees from any and all loss, damage, expense, judgment, lien, suit, cause of action, demand or liability for personal injury, including death and tangible property damage, which may be imposed on or incurred by one party arising directly out of the negligent acts or omissions of the other, its agents, subcontractors, or employees during the performance of any work hereunder. The offending party shall, at its sole expense, defend any suit based upon a claim or cause of action and satisfy any judgment that may be rendered against the other resulting therefrom, provided that the offending party shall be given (i) prompt notice of any such claim or suit; and (ii) full opportunity to defend such suit. The offended party may, at its election, participate in the defense and shall cooperate fully in defending any claim or suits. The offending party shall pay all costs, expenses, and reasonable attorney's fees incurred by the offended party in connection with any such claim or suit or in enforcing this indemnity provision, provided a valid claim is presented.

           EXCEPT AS SPECIFICALLY PROVIDED HEREIN, NEITHER PARTY, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), PATENT INFRINGEMENT, COPYRIGHT INFRINGEMENT OR OTHERWISE, SHALL HAVE ANY LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT OR REVENUES, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE PRODUCTS, FACILITIES OR SERVICE, OR DOWNTIME COSTS.

      12.  CHANGES

           Certain changes may be made within the scope of this IOS Agreement without formal amendment thereto by written "Change Orders" signed by duly authorized representatives of both parties.

           Within ten (10) days of the signing of this IOS Agreement, the parties shall agree, in writing, on the authority of their respective duly authorized representatives, to sign such Change Orders on their behalf.

      13.  ASSIGNMENT

           The IOS Agreement shall accrue to the benefit of and be binding upon the parties hereto and any successor entity into which either party shall have been merged or consolidated or to which either party shall have sold or transferred all or substantially all its assets, but it shall not be otherwise assigned by either party without the prior written consent of the other party. The parties agree that any consent to a requested assignment shall not be unreasonably withheld or delayed.

      14.  GOVERNING LAW/DISPUTE RESOLUTION

           14.1 Motorola and Customer will attempt to settle any claim or controversy arising out of this IOS Agreement through consultation and negotiation in good faith and spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by Motorola and Customer within forty-five (45) days after written notice by either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and Motorola and Customer will share the costs of the mediation equally. By mutual agreement, however, Motorola and Customer may postpone mediation until each has completed some specified but limited discovery regarding the dispute. The parties may also agree to replace mediation with some other form of alternate dispute resolution, such as neutral fact-finding or a mini-trial.

           14.2 Any dispute which cannot be resolved between the parties through negotiation, mediation or other form of ADR within six months of the date of the initial demand for ADR by one of the parties may then be submitted for arbitration in Stockholm, Sweden for resolution in accordance with the Rules of Conciliation and Arbitration of the International Chamber of Commerce (the "ICC Rules"). Nothing in this Section will prevent either party from resorting to judicial proceedings if
                 (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful, or (b) interim relief from a court is necessary to prevent serious and irreparable injury to that party or to others.

           14.3 The validity, performance, and all matters relating to the effect of this IOS Agreement and any amendment hereto shall be governed by the laws of the State of Illinois, USA.

      15.  EXPORT CONTROLS

           15.1 If, at the time or times of Motorola's performance hereunder, a validated export license is required for Motorola, to lawfully export the products or technical data from the United States of America, then the issuance of such license to Motorola, or its subcontractor, shall constitute a condition precedent to Motorola's obligations hereunder.

           15.2 Customer agrees to comply with all applicable export laws and regulations of the United States. Specifically, but without limitation, Customer agrees that it will not resell or re-export Motorola products or technical data in any form without obtaining appropriate export or re-export licenses from the respective governmental authority of the United States Government. Violation of this provision shall constitute just cause for immediate termination of this IOS Agreement by Motorola without liability to Customer.

      16.  ORDER OF PRECEDENCE

           In the event of an inconsistency in this IOS Agreement, the inconsistency shall be resolved by giving precedence in the following order:

           16.1 This IOS Agreement and duly executed amendments to this IOS Agreement, with the latest amendment taking precedence over earlier amendments;

           16.2  Exhibit "A" and all duly executed amendments to Exhibit "A";

           16.3 All other Exhibits and all duly executed amendments to said Exhibits.

      17.  LANGUAGE OF AGREEMENT

           In the event that this IOS Agreement is translated into any other language, the English language version hereof shall take precedence and govern.

      18.  NOTICE

           18.1 Notices required to be given by one party to another shall be in the English language unless expressly agreed otherwise, and shall be deemed properly given if reduced to writing and personally delivered or transmitted by registered or certified post to the address below, postage prepaid, or by telefacsimile with confirmation receipt, and shall be effective upon receipt.

                 18.1.1   Motorola shall send notices as follows:

                          BECET International
                          480002, Almaty
                          Zhurgeneva Street, #9
                          Kazakhstan

                          Attention:  General Manager

                 18.1.2   Customer shall send notices as follows:

                          Motorola, Inc.
                          International Cellular Infrastructure Division 1501 W. Shure Drive
                          Arlington Heights, IL 60004

                 Attention: International Program Management

                 CC: Senior Manager, Commercial Department

           18.2 Either party may change the addresses for giving notice from time to time by written instructions to the other of such change of address.

      19.  SURVIVAL OF PROVISIONS

           The parties agree that where the context of any provision indicates an intent that it shall survive the term of this IOS Agreement then it shall survive.

      20.  WAIVER

           Failure or delay on the part of Motorola or Customer to exercise any right, power or privilege hereunder shall not operate as a waiver thereof.

      21.  SEVERABILITY

           In the event any one or more of the provisions of this IOS Agreement is held to be unenforceable under applicable law, (a) such unenforceability shall not affect any other provision of this IOS Agreement; (b) this IOS Agreement shall be construed as if said unenforceable provision had not been contained therein; and (c) the parties shall negotiate in good faith to replace the unenforceable provision by such as has the effect nearest to that of the provision being replaced.

      22.  AUTHORITY

           Each party hereto represents and warrants that (i) it has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this IOS Agreement and to perform and carry out its obligations hereunder;
           (ii) the persons executing this agreement on its behalf have express authority to do so, and, in so doing, to bind the party thereto;
           (iii) the execution, delivery, and performance of this IOS Agreement does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and (iv) the execution, delivery and performance of this IOS Agreement has been duly authorized by all necessary partnership or corporate action and this IOS Agreement is a valid and binding obligation of such party, enforceable in accordance with its terms.

      23.  TERM

           The initial term of this Agreement shall be for five (5) years from the date of execution. This Agreement shall be automatically renewed for consecutive five year terms unless either party notifies the other party in writing of its intent to terminate the Agreement at least sixty (60) days prior to the expiration of the five year term or any renewal thereof.

      24.  COVENANT NOT TO EMPLOY

           Customer and Motorola agree that during the period of time beginning with the execution of this Agreement and ending two (2) years after Conditional Acceptance of the Initial Cellular System, Customer shall neither employ nor offer employment to any employee of Motorola involved in the performance of engineering, installation, optimization, maintenance and/or warranty service for the Cellular System. If at any time this provision is found to be overly broad under the laws of an applicable jurisdiction, then this provision shall be modified as necessary to conform to such laws rather than be stricken.

      25.  UNITED STATES OF AMERICA ("U.S.") - GOVERNMENT COMPLIANCE

           In the event that Customer elects to sell Motorola products or services to the U.S. Government, or to a prime contractor selling to the U.S. Government, Customer does so solely at its own option and risk, and agrees not to obligate Motorola as a subcontractor or otherwise, to the U.S. Government. Customer remains solely and exclusively responsible for compliance with all statutes and regulations governing sales to the U.S. Government. Motorola makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes or regulations. Failure of Customer to conduct any sales to the U.S. Government or to U.S. Government prime contractors in strict accordance with U.S. law shall constitute a material breach of this IOS Agreement. The violation of any aspect of the above shall constitute immediate grounds for termination of this IOS Agreement.

      26.  ENTIRE AGREEMENT

           This IOS Agreement and the Exhibits hereto constitute the entire understanding between the parties concerning the subject matter hereof and supersede all prior discussions, agreements and representations, whether oral or written and whether or not executed by Motorola and Customer. No modification, amendment or other change may be made to this IOS Agreement or any part thereof unless reduced to writing and executed by authorized representatives of both parties.

           The terms and conditions of this IOS Agreement shall prevail notwithstanding any variance with the terms and conditions of any order submitted by Customer following execution of this IOS Agreement. In no event shall the preprinted terms and conditions found on any Customer purchase order, acknowledgment or other form be considered an amendment or modification of this IOS Agreement, even if such documents are signed by representatives of both parties; such preprinted terms and conditions shall be null and void and of no force and effect.

      27.  COUNTERPARTS

           This IOS Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

           Executed as of this < 4th > day  < May  > 1994.
                                 ----         ----


MOTOROLA, INC.                          BECET INTERNATIONAL
CELLULAR INFRASTRUCTURE GROUP


By:    /s/ STEVEN B. SCHAEFER           By:    /s/ ROBERT SMITH
       ----------------------                  ----------------------

Name:  STEVEN B. SCHAEFER               Name:  ROBERT SMITH
       ----------------------                  ----------------------

Title: DIRECTOR                         Title: DIRECTOR
       ----------------------                  ----------------------

                                        By:    /s/ YURI NILOV
                                               ----------------------

                                        Name:  YURI NILOV
                                               ----------------------

                                        Title: DIRECTOR
                                               ----------------------



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